FOR IMMEDIATE RELEASE

     ELEPHANT & CASTLE GROUP INC.
and
REPECHAGE INVESTMENTS LIMITED

ELEPHANT & CASTLE GROUP INC. AND REPECHAGE INVESTMENTS LIMITED ANNOUNCE COMPLETION OF ARRANGEMENT

VANCOUVER, BRITISH COLUMBIA, CANADA – April 23, 2007. Elephant & Castle Group Inc. (the “Company”) (OTCBB - PUBSF) and Repechage Investments Limited today announced the completion on Friday, April 20, 2007 of the plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) approved by the British Columbia Supreme Court on March 14, 2007.

Pursuant to the Arrangement, Repechage Restaurant Group Ltd. (“Repechage”), a wholly-owned subsidiary of Repechage Investments Limited has acquired all of the outstanding securities of the Company.

About Repechage Investments Limited

Repechage Investments Limited is an investment company formed under the laws of Canada that holds investments in the transportation, service and real estate sectors. Repechage Investments Limited is closely held with a majority of its shares being held by David L. Dobbin and members of his family.

About the Company

The Company is the premier operator and franchisor of authentic British-style pubs with 24 locations throughout North America.

This news release (as well as information included in oral statements or other written statements made or to be made by the Company) may contain forward-looking statements, such as statements relating to future expansion, that involve risks and uncertainties relating to future events. Actual events or the Company's results may differ materially from the results discussed in the forward-looking statement. The Company does not expect to update forward-looking statements continually as conditions change. These risks and uncertainties include, but are not limited to, those relating to competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, development and construction activities. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the company's Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31st, 2006.

Elephant & Castle Group Inc.	Repechage Investments Limited
12[h] Floor, 1190 Hornby Street	Suite 503, Box 245, 5657 Spring Garden Road
Vancouver, BC V6Z 2K5	Halifax, NS B3J 1G9
Ph: (604)-684-6451 Fax: (604)-684-8595	Ph: (902) 444-3056 Fax: (902) 444-3063